UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Information Statement

CAN B̅ CORP.

(Name of Registrant As Specified In Its Charter)

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CAN B̅ CORP.

960 SOUTH BROADWAY, SUITE 120, HICKSVILLE, NY 11801

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT FOR CAN B̅ CORP.

To the Shareholders of Can B̅ Corp.:

We are furnishing this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the matters described below to the shareholders of Can B Corp., a Florida corporation (the “Company,” “we,” “us” or “our”). This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a stockholder of the Company, you need not take any action.

The purpose of the Information Statement is to notify stockholders that, in lieu of a special meeting of the stockholders of the Company, and pursuant to written consent permitted by Section 7607.0704 of the Florida Business Corporations Act (“FBCA”), the Board of Directors of the Company (the “Board”) and shareholders holding a majority of our outstanding voting securities as of November 17, 2021 (“Record Date”), have taken and approved the following actions to:

(1) approve an amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of between one-for-one and one-for-fifteen, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”), and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

By sending you this notice, we are notifying you that we are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on our website at http://www.canbcorp.com/ 14c-informational-statement/. To view and print the Information Statement, click on the link to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting us in writing at Can B̅ Corp. c/o Marco Alfonsi, 960 South Broadway, Suite 120, Hicksville, NY 11801 or by calling 516-595-9544. If you do not request a paper copy or PDF via email by January 20, 2022, you will not otherwise receive a paper or PDF copy. The Company’s most recent annual report and quarterly reports are available upon request, without charge, by contacting the Company at the address above. There is no charge to you for requesting a copy.

The written consent that we received constitutes the only stockholder approval required for to approve the foregoing actions under the FBCA and, as a result, no further action by any other stockholder is required to approve the foregoing and we have not and will not be soliciting your approval of the same. This notice and the Information Statement shall constitute notice to you of the action by written consent in accordance with the FBCA and Rule 14c-2 promulgated under the Exchange Act.

This notice is first being sent to our stockholders on or about December 15, 2021.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On behalf of the Board of Directors,

/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer and Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C PROMULGATED THERETO

CAN B̅ CORP.

960 South Broadway, Suite 120, Hicksville, NY 11801

INFORMATION STATEMENT

December 15, 2021

THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

A NOTICE OF THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT DECEMBER 15, 2021 TO STOCKHOLDERS OF RECORD ON NOVEMBER 17, 2021.

This information statement (“Information Statement”) is being made available to the shareholders of record of Can B̅ Corp., a Florida corporation (the “Company,” “CANB,” “we,” “us,” or “our”) as of the close of business on November 17, 2021 (“Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL OVERVIEW OF ACTIONS

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by Can B Corp., a Florida corporation to our stockholders of record as of November 17, 2021, to inform our stockholders that the Board of Directors of the Company (the “Board”) and shareholders holding approximately 53.08% of our voting stock have taken and approved the following actions (the “Corporate Actions” or “Actions”) to:

(1)	approve an amendment (the “Reverse Split Amendment”) to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of between one-for-one and one-for-fifteen, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”), and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of a special meeting of our stockholders. On November 17, 2021, our Board adopted and approved the Reverse Stock Split and Reverse Split Amendment by written consent and recommended in particular that the Reverse Stock Split be consummated based upon the subsequent determination of a specific reverse stock split ratio at the discretion of the Board.

As of November 30, 2021, shareholders holding approximately 53.08% of the Company’s voting stock as of the Record Date, adopted and approved by written consent the Reverse Stock and Reverse Split Amendment. As of the Record Date, there were 28,494,445 shares of common stock outstanding, 20 shares of Series A Preferred Stock outstanding (representing 1,333,340 votes), 150 shares of Series C Preferred Stock (representing 3,750,000 votes), and 1,950 shares of Series D Preferred Stock (representing 19,500,000 votes). Out of the 53,077,785 votes eligible to be cast as of the Record Date, 28,175,305 votes, or approximately 50.08%, approved the Actions by written consent.

The required vote for the approval of the Reverse Stock Split and the Reverse Split Amendment was the affirmative vote of a majority of the outstanding Voting Securities as of the Record Date.

In order to obtain the approval of our stockholders for the Action, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 607.0704 of the Florida Business Corporations Act (the “FBCA”) provides that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Action as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of a majority of the holders our voting stock. Under the FBCA and our bylaws, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Actions. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

This Information Statement is intended to provide such notice as required by the FBCA to provide after the taking of the corporate action without a meeting to the holders of record of our stock who have not consented in writing to such action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under SEC regulations, the Action will not become effective sooner than 40 days after we mail the Notice of Stockholder Action Taken by Written Consent to our stockholders. This notice is first being mailed to our stockholders on or about December 15, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the Record Date, of our voting stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting stock, our directors, our executive officers, and our executive officers and directors as a group as of the record date. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Nasdaq Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

The below table is based upon information derived from our stock records. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	Number of Series C Preferred Shares	% of Series C Preferred Shares	Number of Series D Preferred Shares	% of Series D Preferred Shares	% of Eligible Votes	Number of Warrants currently exercisable or exercisable in the next 60 days
Marco Alfonsi [1]	CEO, Director	1,447,998	5.08%	5	25%	50	33.33%	600	30.77%	17.02%
Stanley L. Teeple [2]	CFO, Director	1,253,861	4.40%	4	20%	50	33.33%	600	30.77%	16.52%
Phil Scala [3]	Interim COO	2,816	0.01%	0	0%	0	0%	150	7.69%	2.83%
Frederick A. Boyer [4]	Director	20,000	0.07%	0	0%	0	0%	0	0%	0.04%
Ronald Silver [4]	Director	16,668	0.06%	0	0%	0	0%	0	0%	0.03%
James F. Murphy [4]	Director	20,000	0.07%	0	0%	0	0%	0	0%	0.04%
All officers and directors as a group [6 persons]		2,761,343	9.69%	9	45%	100	66.67%	1,350	69.23%	34.55%
Pasquale Ferro [5]	President, Pure Health Products	1,354,602	4.75%	5	25%	50	33.33%	600	30.77%	16.71%
Music City Botanicals, LLC [6]	Shareholder	1,445,267	5.07%	0	0	0	0	0	0	2.72%
White Hair Solutions , LLC [7]	Shareholder	2,430,277	8.53%	0	0	0	0	0	0	4.58%

(1)	As of November 17, 2021, Marco, Alfonsi owns approximately 1,447,996 shares of common stock, 5 shares of Series A preferred stock, which are convertible into approximately 166,667 shares and equal 333,334 votes, 50 shares of Series C preferred stock representing 1,250,000 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes. Prior to October 29, 2015, Mr. Alfonsi owned 270,000 shares of the Company’s common stock, at which time it was agreed that he would retire 166,666 shares of common stock for 5 shares of Series A Preferred Stock. Mr. Alfonsi owns 277,008 options to exercise and purchase stock at $0.361 at any time until 2025. In addition to the listed shares, five adult members of Mr. Alfonsi’s family hold an aggregate of 42,343 shares of common stock, which shares have not been included in the above calculations.

(2)	As of November 17, 2021, Stanley L. Teeple owns approximately 1,253,269 shares of common stock, 4 shares of Series A preferred stock, which are convertible into approximately 133,334 shares and equal 266,667 votes, 50 shares of Series C preferred stock representing 1,250,000 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes. Mr. Teeple owns 10,000 options to exercise and purchase stock at $0.001 at any time until October 2023 and 277,008 options to exercise and purchase stock at $0.361 at any time until 2025.

(3)	As of November 17, Phil Scala owns approximately 2,816 shares of common stock and 150 shares of Series D preferred stock, which represent 1,500,000 votes. Mr. Scala owns 277,008 options to exercise and purchase stock at $0.361 at any time until 2025.

(4)	As of November 17, 2021, Directors Boyer, Silver and Murphy each owned 10,000 options to exercise and purchase stock at $0.30 at any time until 2023. Mr. Silver owned 12,500 options to exercise and purchase stock at $0.50 at any time until 2025. As of October 22, 2021, directors Boyer and Murphy each held 20,000 common shares and director Silver held 16,668 shares of common stock.

(5)	As of November 17, 2021, Pasquale Ferro owned 1,354,602 shares of Common Stock, 5 shares of Series A preferred stock, which are convertible into approximately 166,667 shares and equal 333,334 votes, 50 shares of Series C preferred stock representing 1,250,000 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes.

(6)	The business address for Music City Botanicals is 2222 American Blvd., De Pere, W54115.

(7)	The business address for White Hair Solutions, LLC is 2222 American Blvd., De Pere, W54115. A person affiliated with White Hair Solutions also owns 806,452 shares of Common Stock.

DISSENTERS’ RIGHTS

Under FBCA and our Articles of Incorporation and bylaws, no stockholder has any right to dissent to the Actions, nor is any stockholder entitled to appraisal of or payment for their shares of stock.

DESCRIPTION OF STOCKHOLDER ACTIONS – REVERSE STOCK SPLIT

Introduction

On November 17, 2021, our Board approved, by written consent, to adopt the Reverse Split Amendment to our Articles of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock at a ratio of between one-for-one and one-for-fifteen, with such ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. As of November 30, 2021, the shareholders holding a majority of the voting stock of the Company as of the Record Date, acting by written consent, approved the Reverse Stock Split and the Reverse Split Amendment.

Effecting the Reverse Stock Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation upon effecting the Reverse Stock Split is attached as Annex A to this Information Statement. The Reverse Split Amendment, which will not be filed until at least 40 days following the date of this Information Statement, will be effective upon the filing of such Reverse Split Amendment with the Secretary of State of Florida with such filing to occur, if at all, at the sole discretion of the Board.

There are two principal reasons for the Reverse Stock Split: (1) the Reverse Stock Split should increase the stock price of our Common Stock, which is currently trading on the OTCQB operated by OTC Markets Group Inc. (the “OTCQB”), to a level sufficiently above the minimum bid price requirement that is required to list on either The Nasdaq Capital Market (the “Nasdaq”) and (2) the Reverse Stock Split may make it more feasible for the Company to raise third party equity funding which we will need for business operations.

Based on discussions with our advisors, we believe the Reverse Stock Split would increase our chances of raising funding by: (i) increasing the price of our Common Stock to levels that might attract a broader audience of potential investors and (ii) lower the number of our outstanding shares of Common Stock, resulting in a capitalization for our Company that might attract a broader audience of potential investors.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Stock Split based on 28,494,445 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Stock Split	Assuming a one- for-Two Reverse Stock Split	Assuming a one- for-fifteen Reverse Stock Split
Aggregate Number of Shares of Common Stock Outstanding	28,494,445	14,247,223	1,899,630

The Reverse Stock Split will not have any impact on the number of authorized shares of Common Stock provided for in our Articles of Incorporation which shall remain at 1,500,000,000 shares. Although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing out authorized shares of Common Stock. The additional authorized but unissued shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the potentially newly available authorized shares that result from the Reverse Stock Split for any purposes. The Reverse Stock Split is not part of a broader plan to take us private.

Reasons for the Reverse Stock Split

The Board’s primary objectives in effecting the Reverse Stock Split, if necessary or if the Board otherwise desires, is to enable the Board to (i) raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on Nasdaq and (ii) enable the Board to facilitate capital raising by the Company by attracting a broader audience of potential investors, either in connection with listing on Nasdaq or otherwise. Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of Nasdaq and our Common Stock could be initially listed on Nasdaq. Our Board concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is not listed on Nasdaq as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock is quoted on Nasdaq.

Our Board also believes that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

While we believe that we will likely seek to implement the Reverse Stock Split in connection with a contemplated uplisting onto Nasdaq and subsequent financing activities, we cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, at what ratio it will be effected or that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Stock Split. Moreover, and notwithstanding the flexibility afforded to the Board as a result of having the ability to implement the Reverse Stock Split, the Board is not legally committed to (i) implementing the Reverse Split, (ii) listing the Common Stock on Nasdaq or (iii) undertaking any financing in connection therewith.

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Common Stock by up to a factor of 15. However, we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

Furthermore, and importantly, in order to qualify for listing on Nasdaq, the Common Stock will need to trade above a required dollar value per share ($4.00 per share) for 30 days in any 60 day period following the Reverse Stock Split, and there is a risk that this key threshold for listing the Common Stock on an Nasdaq will not be met, which would lead to the inability to have the Common Stock listed on an Nasdaq. Investors or potential investors in the Common Stock should not hold their investments or make new investments in the Common Stock in reliance on the fact that the Common Stock will qualify for listing on Nasdaq.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, Nasdaq requires that we have a certain number of round lot stockholders to be initially listed (300). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

Any time 40 calendar days following the date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the Reverse Split Amendment will be filed with the Secretary of State of Florida. The actual timing of the filing of the Reverse Split Amendment with the Secretary of State of Florida to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Split Amendment, without further action by our stockholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of Florida (the “Effective Time”). Upon the filing of the Reverse Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 1,500 shares of our Common Stock, you would hold 100 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-fifteen .

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimis change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration and Stock Trading

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock. If the proposed Reverse Stock Split is implemented and our application for initial listing is otherwise accepted on Nasdaq, we will request that our Common Stock be initially listed under the symbol “CANB;” however we cannot guarantee that Nasdaq will permit our use of “CANB.” If “CANB” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Stock Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

The Reverse Stock Split will not have any effect on the authorized number of shares of our Common Stock which is currently 1,500,000,000 shares. In accordance with our Articles of Incorporation, as amended, and Florida law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

As previously described, although the Reverse Stock Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing out authorized shares of Common Stock. The additional shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split will give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of Nasdaq. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers or directors, and no person associated with any of them, have any interest in the Actions that is different from every other stockholder.

WHERE YOU CAN FIND MORE INFORMATION

Information is available by request or can be accessed on the internet. Reports, proxy statements and other information filed with the SEC by the Company can be accessed electronically by means of the Securities and Nasdaq Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcmarkets.com.

You may read and copy any materials that we file with the Securities and Nasdaq Commission at the commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available to any shareholder at no charge upon written request to the Company by providing an e-mail or facsimile number.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Only one information statement to security holders will be delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an information statement can be provided to security holders at a shared address. For an oral request, please contact the Company at 516-595-9544. For a written request, mail request to 960 South Broadway, Suite 120, Hicksville, NY 11801.

EXPENSE OF THIS INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and sending of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.

DOCUMENTS INCORPORATED BY REFERENCE

The Section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s Financial Statements are incorporated herein by reference from the following filings:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 14, 2021; and
●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 5, 2021.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements regarding our intentions to effectuate the Actions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

By the Order of the Board of Directors.

Dated: December 15, 2021

CAN B̅ CORP.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

APPENDIX I

Reverse Split Amendment

Articles of Amendment
to
Articles of Incorporation
of

CAN B CORP.

(**Name of Corporation as currently filed with the Florida Dept. of State**)

P05000139155

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ____

____
(Florida street address)

New Registered Office Address: ____, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________
2) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________
3) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________
4) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________
5) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________
6) ____ Change	________	________________________________	______________________________
____ Add			______________________________
____ Remove			______________________________

Page 2 of 4

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary). *(Be specific)*

N/A

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(*if not applicable, indicate N/A*)

Effective January __, 2022, the company will effect a 1-for___ reverse stock split of its outstanding Common Stock so that every __ shares held prior to January ___, 2022 shall be exchanged for 1 share on January ___, 2022. The number of authorized shares shall remain at 1,500,000,000 as prior to the reverse stock split. The company's Preferred Stock shall not be affected by the reverse stock split.

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The date of each amendment(s) adoption: ____, if other than the date this document was signed.

Effective date <u>if applicable</u>: ____

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(<u>CHECK ONE</u>)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated______________________________

Signature ____

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marco Alfonsi

____

(Typed or printed name of person signing)

Chief Executive Officer

____

(Title of person signing)

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